Attachments to Form N-SAR for HLS
Series Fund II Funds


Sub-Item H: Changes in control of
registrant

	On April 30, 2002, each remaining
series of Fortis Series Fund, Inc. was
redomesticated as a series of Hartford
HLS Series Fund II, Inc., a new Maryland corporation.